Exhibit 1.1

AEI CORE PROPERTY INCOME TRUST, INC.

DEALER-MANAGER AGREEMENT

XXXXXXXX, 2011

AEI Securities, Inc.
1300 Wells Fargo Place
30 East Seventh Street
St. Paul, Minnesota 55101

Dear Sir/Madam:

AEI Core Property Income Trust, Inc., a Minnesota corporation (the “Company”), is registering for public sale up to 30,000,000 shares of its common stock (the “Shares”), of which 27,000,000 shares are to be offered to the public at a price of $10 per share (subject in certain circumstances to discounts) in the primary offering (the “Primary Offering”), and 3,000,000 shares of common stock are to be offered through its dividend reinvestment plan (DRIP) program at a price of $9.50 per share during the period of the Primary Offering (subject to the right of the Company to reallocate such Shares between the Primary Offering and the DRIP). The minimum purchase by any one investor shall be two-hundred and fifty Shares ($2,500.00). In connection therewith, the Company hereby agrees with you (the “Dealer-Manager”) as follows:

1. Representations and Warranties of the Company

The Company represents and warrants to the Dealer-Manager and each dealer (said dealers being hereinafter called the “Dealers”), with whom the Dealer-Manager has entered into, or will enter into, a Dealer Agreement in the form attached as Exhibit A to this Dealer-Manager Agreement (the “Agreement”) that:

1.1           A registration statement (File No. XXXXXXXXXXX) with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) thereunder. The registration statement, which includes a preliminary prospectus, was filed with the SEC on XXXXXXXXXXX. Copies of such registration statement and each amendment thereto, and copies of each preliminary prospectus included in such registration statement and each such amendment, have been or will be delivered to the Dealer-Manager. (The registration statement and the prospectus included therein at such date as finally amended and revised at the effective date of the registration statement are hereinafter referred to, respectively, as the “Registration Statement” and the “Prospectus,” except that if the prospectus first filed by the Company pursuant to Rule 424(b) under the Securities Act shall differ from the Prospectus, the term “Prospectus” shall also include the prospectus filed pursuant to Rule 424(b)).

1.2           The Registration Statement and Prospectus comply with the Securities Act and the Rules and Regulations and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided however, that the foregoing provisions of this Section 1.2 do not extend to such statements contained in or omitted from the Registration Statement or Prospectus as are primarily within the knowledge of the Dealer-Manager or any of the Dealers and are based upon information furnished by the Dealer-Manager in writing to the Company specifically for inclusion therein.

1.3           The Company has been duly incorporated and validly exists as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The authorized and outstanding capital stock and the financial position of the Company is as set forth in the Prospectus as of the dates stated therein, and there has been no material adverse change therein since such dates.

1.4           All issued and outstanding securities of the Company have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Securities Act, the applicable state securities or “blue sky” laws, or, based in part on the representations and warranties of the purchasers of such securities, exempt from such registration requirements. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares; and, except as set forth in the Prospectus and for the Company’s distribution reinvestment plan, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

1.5           The Company intends to use the proceeds from the sale of the Shares as set forth in the Prospectus.

1.6            The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.7           This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

1.8           No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act or state securities laws.

1.9           The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with, or constitute a default under, any charter, bylaw, indenture, mortgage, deed of trust, lease or rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, or any of its property, except to the extent that the enforceability of the indemnity or contribution provisions contained in Section 4 of this Agreement may be limited under applicable securities laws.

1.10           There are no actions, suits or proceedings pending, or to the knowledge of the threatened, against the Company or any of its property, at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which will have a material adverse effect on the business or property of the Company.

1.11           At the time of the issuance of the Shares, the Shares will be duly authorized and validly issued, and upon payment therefor, will be fully paid and non assessable and will conform to the description thereof contained in the Prospectus.

1.12           The Company intends to qualify as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2011, or the year in which proceeds from the sale of the Shares are first released from escrow, and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying

1.13             The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

1.14           To the best knowledge of the Company, Boulay, Heutmaker, Zibell & Co. P.L.L.P., who have rendered an opinion on the financial statements included in the prospectus, are independent registered public accountants within the meaning of the Securities Act and the Rules and Regulations.

2. Covenants of the Company

The Company covenants and agrees with the Dealer-Manager that:

2.1           It will, at no expense to the Dealer-Manager, furnish to the Dealer-Manager such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as such Dealer-Manager may reasonably request. It will similarly furnish to the Dealer-Manager, and others designated by the Dealer-Manager, as many copies as it may reasonably request of (i) the Prospectus in final form and of every form of supplemental or amended prospectus, (ii) this Agreement, and (iii) any other printed sales literature or other materials (provided that the use of said sales literature and other materials has been first approved for use by the Company and all appropriate regulatory agencies) which the Dealer-Manager may reasonably request in connection with the offering of the Shares.

2.2           It will furnish such proper information and execute and file such documents as may be necessary to qualify the Shares for offer and sale under the “blue sky” laws of such jurisdictions as the Dealer-Manager may reasonably designate and will file and make in each year such statements and reports as may be required under such laws. It will furnish to the Dealer-Manager, upon request, a copy of all documents filed by the Company in connection with any such qualification.

2.3           It will:  (i) use its best efforts to cause the Registration Statement to become effective; (ii) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer-Manager; (iii) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (iv) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, use their best efforts to obtain the lifting of such order at the earliest possible time.

2.4           If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Company or the Dealer-Manager, the Prospectus or any other prospectus then in effect would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make any statement therein not misleading, they will promptly notify the Dealer-Manager thereof (unless the information shall have been received from the Dealer-Manager) and will effect the preparation of an amended or supplemental prospectus which will correct such statement or omission. The Company will then promptly prepare such amended or supplemental prospectus or prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

2.5           It will (a) establish and maintain procedures reasonably designed to ensure the security and privacy of all information that constitutes nonpublic personal information (“Nonpublic Personal Information”) under the Gramm-Leach-Bliley Act or other federal and state privacy laws and the regulations promulgated thereunder (collectively, "Privacy Laws") ; (b) cooperate with the Dealer-Manager and Dealers and provide reasonable assistance in ensuring the compliance of such Privacy Laws to the extent applicable to any such party, and (c) not disclose or use any Nonpublic Personal Information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws.

2.6           It will (a) comply with all applicable laws and regulations designed to prevent, detect, and report money laundering and suspicious transactions, including, without limitation, applicable provisions of the Bank Secrecy Act, the USA Patriot Act of 2001 and the regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control (“Suspicious Activity Laws”), (b) take all necessary and appropriate steps, consistent with applicable laws and regulations, to obtain, verify, and retain information with regard to client and/or account owner identification and source of funds for its customers, (c) notify immediately the Dealer-Manager and any Dealer whose customer is involved in the event that it has reason to believe that any purchaser or prospective purchaser of Shares are engaged in money laundering activities or are associated with any terrorist organization or other individuals, entities or organizations sanctioned by the United States.

3. Obligations and Compensation of Dealer-Manager

3.1           Appointment.  The Company hereby appoints the Dealer-Manager as its agent and principal distributor for the purposes of selling for cash up to 27,000,000 Shares (or such other amount as the Company allocates to the Primary Offering of Shares as described in the first paragraph of this Agreement) in the Primary Offering through the Dealers, all of whom shall be members of the Financial Industry Regulatory Authority (“FINRA”). The Dealer-Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell the Shares on said terms and conditions. The Dealer-Manager represents to the Company that it is a member of FINRA and that it and its employees and representatives have all the required licenses, registrations and approvals necessary to act under this Agreement.

3.2           Offering.  Promptly after the effective date of the Registration Statement, the Dealer-Manager and the Dealers shall commence the offering of the Shares for cash to the public only in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted.  The Dealer-Manager and the Dealers will suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

3.3           Compensation of Dealer Manager and Dealers.

(a)  Subject to the alternative arrangements set forth in the section of the Prospectus entitled “Plan of Distribution--Agreements With, and Compensation To, Our Dealer Manager and Other Participating Broker-Dealers—Alternative Commission Arrangements,” the Company shall pay to the Dealer-Manager from the gross proceeds of the Primary Offering, a selling commission equal to 7.0% of aggregate gross offering proceeds from sale of Shares in the Primary Offering, which may be reduced under certain circumstances. The Dealer-Manager will re-allow to participating Dealers all of the selling commissions paid to the Dealer-Manager. No commissions will be paid to the Dealer-Manager or any participating dealer for the sale of common stock pursuant to the DRIP program.

(b)           Subject to the alternative arrangements set forth in the section of the Prospectus entitled “Plan of Distribution--Agreements With, and Compensation To, Our Dealer Manager and Other Participating Broker-Dealers—Alternative Commission Arrangements,” as compensation for the services rendered by the Dealer-Manager and as reimbursement for any expenses incurred by Dealer-Manager,  the Company shall pay the a Dealer Manager fee equal to 3.0% of aggregate gross offering proceeds of all Shares sold in the Primary Offering, and, in its sole discretion, the Dealer-Manager may re-allow to Dealers up to 0.5% of its Dealer-Manager fee as marketing fees based upon the participating dealer’s level of marketing support, level of due diligence review, and likelihood of success of its sales efforts, each as compared to those of other participating dealers.  No Dealer Manager fee will be paid to the Dealer-Manager or any participating dealer for the sale of common stock pursuant to the DRIP program

(c)           The Company will reimburse the Dealer-Manager for the bona fide due diligence of its Dealers, including expenses charged by Dealers for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management, provided that the Dealer Manager and the Company receives a detailed invoice of such expenses charged to the Dealer-Manager, to the extent such expenses do not exceed 1/2 of one percent (.5%) of the gross proceeds from sale of Shares.

(d)           Notwithstanding the foregoing, no commissions, Dealer-Manager fee or due diligence expense reimbursements, or amounts whatsoever with respect to the Company, will be paid or owing to the Dealer-Manager under this Section 3.3 unless and until the minimum Shares have been accepted and transferred from escrow to the Company, in accordance with the terms of the Escrow Agreement (Exhibit 10 to the Registration Statement). The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer-Manager for payment of commissions to such Dealers.

3.4           Processing of Subscriptions.  The Dealer-Manager shall be the processing broker-dealer responsible for handling, processing and documentation of investor funds. The Dealer-Manager agrees that it will cause each Dealer with whom it executes a Dealer Agreement to transmit all checks received from investors for Shares, together with a subscription agreement in the form(s) attached to the Prospectus as Appendices B or C properly completed by the investor and the investor’s registered representative and all other investor documentation, to the Dealer-Manager by noon of the business day following receipt. The Dealer-Manager shall transmit each prospective investor’s check in payment of Shares by noon of the second business day following receipt by the Dealer-Manager to Fidelity Bank, Edina, Minnesota. All checks shall be made payable to “Fidelity Bank - AEI Core Property Income Trust Escrow,” and if the Dealer-Manager receives checks made payable to any other person or entity it shall promptly return such checks to the investor.

3.5           Representations of the Dealer Manager.  The Dealer-Manager represents, warrants and covenants to the Company, and each person and firm who signs the Registration Statement, as follows:

(a)           The Shares offered be offered and sold only by the Dealer-Manager and Dealers;  provided, that (i) the Dealer-Manager reasonably believes that all Dealers are registered with the SEC, are members of FINRA and are duly licensed or registered by the regulatory authorities in the jurisdictions in which they will offer and sell Shares or are exempt from broker dealer registration with the SEC and all other applicable regulatory authorities, (ii) all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the form of Dealer Agreement attached as Exhibit A; and (iii) the Company shall have previously approved each Dealer (such approval not to be unreasonably withheld or delayed).

(b)           The information under the caption "Plan of Distribution" in the Prospectus and all other information furnished to the Company by the Dealer-Manager in writing expressly for the use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)           The Dealer-Manager has reasonable grounds to believe, based on information obtained from the Company through the Prospectus or other materials, that all material facts relating to a sale of the Shares (including facts relating to the items set forth in Section (b)(3) of FINRA Rule 2310) are adequately and accurately disclosed and provide a basis for evaluating an investment in the Company.

(d)           The Dealer-Manager will offer Shares, and in its agreement with each Dealer will require that the Dealer offer Shares, only to customers that it has reasonable grounds to believe meet the financial qualifications set forth in the Prospectus and will only make offers to customers in the states in which it is advised in writing by the Company that the Shares are qualified for sale or that such qualification is not required.

(e)           In recommending purchase of Shares, the Dealer-Manager will comply, and in its agreements with the Dealers, the Dealer-Manager will require that the Dealers comply, with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation the FINRA Conduct Rules and the provisions of Article III.C. of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA

Guidelines”).  Without limiting the foregoing, in recommending the purchase of Shares, and before confirming any sale of such Shares, the Dealer-Manager shall have reasonable grounds, and will require in the Dealer Agreement that the Dealers have reasonable grounds to believe, on the basis of information obtained from the customer concerning his or her investment objectives, other investments, financial condition and needs, and any other information known to the Dealer-Manager, that (i) the customer is or will be in a financial position appropriate to enable the customer to realize to a significant extent the benefits described in the Prospectus, including the benefits described under the caption "Material U.S. Federal Income Tax Considerations;" (ii) the customer has a fair market net worth sufficient to sustain the risks inherent in an investment in the Company, including loss of investment and lack of liquidity; and (iii) an investment in the Company is otherwise suitable for the customer.  In making the determinations as to suitability required by the NASAA Guidelines, the Dealer-Manager and Dealers may rely on (A) representations from investment advisers who are not affiliated with a Dealer, banks acting as trustees or fiduciaries, and (B) information it has obtained from the customer, including such information as the investment objectives, other investments, financial situation and needs of the customer or any other information known by the Dealer-Manager or Dealer.   Notwithstanding the foregoing, the Dealer-Manager shall not, and each Dealer shall agree not to, execute any transaction in the Company in a discretionary account without prior approval of the transaction by the customer.

(f)           The Dealer-Manager will maintain subscription agreements with respect to purchasers of the Shares and other documents relating to the suitability of such purchasers for a period of not less than six years after the termination of the Primary Offering.

(g)           The Dealer-Manager will not accept, or accept from a Dealer for transmission to the Company, any subscription in the Company prior to obtaining assurance from the Dealer that the subscribing customer understands all pertinent facts relating to the liquidity and marketability of the Shares during the term of the investment.

(h)           The Dealer-Manager will (i) establish and maintain procedures reasonably designed to ensure the security and privacy of Nonpublic Personal Information; (ii) cooperate with the Company, Advisor, and Dealers and provide reasonable assistance in ensuring the compliance with Privacy Laws to the extent applicable to any such party, and (iii) not disclose or use any Nonpublic Personal Information except as required to carry out its duties under this Agreement or as otherwise permitted by the Privacy Laws.

(i)           The Dealer-Manager will (i) comply with all Suspicious Activity Laws, (ii) take all necessary and appropriate steps, consistent with applicable laws and regulations, to obtain, verify, and retain information with regard to client and/or account owner identification and source of funds for its customers, (iii) notify immediately the Company, and any Dealer whose customer is involved in the event that it has reason to believe that any purchaser or prospective purchaser of Shares are engaged in money laundering activities or are associated with any terrorist organization or other individuals, entities or organizations sanctioned by the United States.

4. Indemnification

4.1           The Company will indemnify and hold harmless the Dealer-Manager and the Dealers, and their respective officers and directors and each person, if any, who controls such Dealer Manager or Dealers within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any losses, claims, damages or liabilities, joint or several, to which such the Company Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Registration

Statement, or any post-effective amendment thereto or in the Prospectus or any amendment or supplement to the Prospectus or (B) in any "blue sky" application or other document executed by the Company on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or any supplement therein or any post-effective amendment therein, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; and will reimburse each such Company Indemnified Persons party for any legal or other expenses reasonably incurred by such Company Indemnified Persons in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendment therein or any such Blue Sky Application or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto; and provided further that the Company will not be liable in any case if it is determined that such Dealer was at fault in connection with the loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability which the Company may otherwise have.

Notwithstanding anything to the contrary in this Section 4.1, the Company may not indemnify or hold harmless any Company Indemnified Person for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(a)	There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(b)	Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(c)
A court of competent jurisdiction approves a settlement of the claims against those indemnified and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

4.2           The Dealer-Manager agrees to indemnify and hold harmless the Company, its officers and directors, each person or firm that has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Dealer-Manager Indemnified Persons”), against any losses, claims, damages or liabilities to which any of the Dealer-Manager Indemnified Persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Advisor by or on behalf of such Dealer-Manager specifically for use with reference to the Dealer-Manager in the preparation of the Registration Statement or any such preliminary prospectus or the Prospectus or any such amendment or supplement thereto, or (ii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by the Dealer-Manager, and will reimburse the Dealer-Manager Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability that the Dealer-Manager may otherwise have.

4.3           The Dealer-Manager shall cause each Dealer to execute a Dealer Agreement under which each Dealer severally will indemnify and hold harmless the Company, the Dealer-Manager, and each of their directors and officers who has signed the Registration Statement and each person, if any, who controls the Company,  and the Dealer-Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Parties”) from and against any losses, claims, damages or liabilities to which the Dealer Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application, or the omission or alleged omission to state in the Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to any one of the Dealer Indemnified Parties by or on behalf of such Dealer specifically for use with reference to such Dealer in the preparation of the Registration Statement or any such post-effective amendments thereto or any such Blue Sky Application or the Prospectus or any such amendment or supplement thereto, or (ii) any unauthorized use of sales materials or use of unauthorized verbal representations concerning the Shares by such Dealer, and will reimburse the Dealer Indemnified Parties, in connection with investigating or defending any such loss, claim, damage, liability or action. This Indemnity Agreement will be in addition to any liability which such Dealer may otherwise have.

    4.4           Promptly after receipt by an indemnified party, under this Section 4, of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4, notify in writing the indemnifying party of the commencement thereof, and the failure to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 4 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies any indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall be obligated to reimburse the indemnified party for reasonable fees and  expenses (subject to Section 4.6) of counsel to the indemnified party to the extent that (i) the employment of counsel by the indemnified party has been authorized by the indemnifying party, (ii) the indemnifying party has not in fact employed counsel to assume the defense of such action (in either of which events such fees and expenses will be borne by the indemnifying party), or (iii) the named parties in such action include both the indemnified party and the indemnifying party and the indemnified party reasonably believes that it has defenses that are different from or additional to those available to the indemnifying parties. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party

4.5           The indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to any claims under Section 4 notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. In the case such claims or actions are alleged or brought against more than one indemnified party and the indemnifying party is obligated to reimburse an indemnified party for fees of counsel in accordance with Section 4, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm which has been selected by a majority of the indemnified parties against which such action is finally brought, and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

4.6           The Indemnity Agreements contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the indemnified or indemnifying party, (ii) delivery of any Shares and payment therefor, and (iii) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the Indemnity Agreements contained in this Section 4.

5. Survival of Provisions

The respective agreements, representations and warranties of the Company and the Dealer-Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Dealer-Manager or any Dealer or any person controlling the Dealer-Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, to (iii) the acceptance of any payment for the Shares.

6. Applicable Law

This Agreement is executed and delivered in, and its validity, interpretation and construction shall be governed by, the laws of the State of Minnesota.

7. Counterparts

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract; but all counterparts, when taken together, shall constitute one and the same Agreement.

8. Successors and Amendment

8.1           This Agreement shall inure to the benefit of, and be binding upon, the Dealer-Manager the Company and its respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 4 hereof.

8.2           This Agreement may be amended by the written Agreement of the Dealer-Manager and the Company, except for the provisions of sections 1 and 4, which may be amended by written agreement between the Dealer-Manager, the Company, and the Dealers.

9. Term

Any party to this Agreement shall have the right to terminate this Agreement on ten (10) days’ written notice.

10. Dividend Reinvestment Plan

Notwithstanding any other provision in this Agreement, no commissions or other compensation shall be due Dealer-Manager or any Dealer with respect to the Company’s dividend reinvestment plan.

11. Confirmation

The Company hereby agrees and assumes the duty to confirm on behalf of it, and on behalf of dealers or brokers who sell the Shares. Such confirmations will comply with the applicable rules of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer-Manager.

If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding Agreement between us as of the date first above written.

Very truly yours,

AEI CORE PROPERTY INCOME TRUST, INC.

By: Robert P. Johnson, Its President

We hereby agree to the terms hereof.

AEI SECURITIES, INC.

Robert P. Johnson, Its President